UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2022

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive Madison, Wisconsin (Address of principal executive offices)	53719 (Zip code)

(608) 238-8008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02.  Unregistered Sales of Equity Securities.

On March 4, 2022, First Business Financial Services, Inc. (the “Company”) offered and sold shares of its 7.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $12,500,000, to investors qualified as institutional “accredited investors,” as such term is defined in Rule 501(a)(1)-(3) and (7) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act.  The offer and sale of the Series A Preferred Stock by the Company was made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

Item 3.03.  Material Modification to Rights of Security Holders.

Upon issuance of the Series A Preferred Stock (as described in Item 3.02, above) on March 4, 2022, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock, par value $0.01 per share (the “Common Stock”) will be subject to certain restrictions in the event that the Company fails to pay dividends on the Series A Preferred Stock.  These restrictions are set forth in the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Articles of Amendment”) establishing the terms of the Series A Preferred Stock.  A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2022, the Company filed the Articles of Amendment with the Wisconsin Department of Financial Institutions, setting forth the terms the Series A Preferred Stock.  A description of the material terms of the Series A Preferred Stock is set forth in Item 8.01, below.

Item 8.01.  Other Events.

Issuance of Subordinated Notes

On March 4, 2022, the Company issued $20,000,000 in principal amount of subordinated notes (the “Notes”) to one QIB in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.  The Notes, which have been structured to qualify as Tier 2 capital, have a maturity date of March 15, 2032 and will bear interest at a fixed rate of 3.50% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on March 15 and September 15 of each year beginning on September 15, 2022 up to, but not including, March 15, 2027.  Beginning on March 15, 2027, to the maturity date, the interest rate will reset quarterly, equal to the Floating Interest Rate (as defined in the Notes) of the applicable interest period plus 189 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year.

The Company may, at its option, beginning with the interest payment date of March 15, 2027, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest to, but excluding, the date of redemption.  The Company will have the ability to redeem the Notes prior to such date only under certain circumstances relating to the capital treatment of the Notes in other limited events.  The Notes are not subject to redemption at the option of the holders.

The Company intends to use the net proceeds from the sale of the Notes to fund the redemption of its $9,100,000 in aggregate principal amount of outstanding 6.00% Subordinated Debentures due April 15, 2027, which also were structured to qualify as Tier 2 capital, during the second quarter of 2022, and for general corporate purposes.

This description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of 3.50% Fixed-to-Floating Rate Subordinated Note, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Issuance of Series A Preferred Stock

On March 4, 2022, the Company offered and sold shares of its Series A Preferred Stock for an aggregate purchase price of $12,500,000, to investors qualified as institutional accredited investors or QIBs.  Holders of the Series A Preferred Stock will be entitled to receive, if, when, and as declared by the Company’s Board of Directors, non-cumulative cash dividends at rate per share of Series A Preferred Stock (in each case, only when, as and if declared) of (a) from and including the original issue date to, but excluding, March 15, 2027 or the date of earlier redemption, 7.00%, and (b) from and including March 15, 2027 to, but excluding, the date of earlier redemption, the “Benchmark Rate” (which is expected to be the Three-Month Term SOFR) (as defined in the Articles of Amendment) plus 539 basis points.  The Series A Preferred Stock is structured to qualify as Tier 1 capital.

So long as any Series A Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A Preferred Stock, the Company may not, subject to certain exceptions, (a) declare, pay or set aside for payment any dividend on, or (b) repurchase, redeem or otherwise acquire for consideration, directly or indirectly, the Common Stock or any other shares of capital stock ranking junior to the Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid the Common Stock and any other class or series of capital stock that ranks junior to the Series A Preferred Stock, and the holders of the Series A Preferred Stock or dividend parity stock will not be entitled to participate in any such dividend.

The Series A Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions.  The holders of the Series A Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series A Preferred Stock.  The Company may, at its option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on March 15, 2027, or on any dividend payment date on or after March 15, 2027, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event” (as defined in the Articles of Amendment) in each case at a redemption price equal to $1,000 per share, plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends.

Upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, holders of outstanding shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of Common Stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share, plus the sum of any declared and unpaid dividends for prior dividend periods prior to the dividend period in which the liquidating distribution is made and any declared and unpaid dividends for the then-current dividend period.

Holders of the Series A Preferred Stock will have no voting rights except with respect to certain changes in the terms of the Series A Preferred Stock and the issuance of capital stock ranking senior to the Series A Preferred Stock, in the case of certain dividend nonpayments, certain other fundamental corporate events, and as otherwise expressly required by applicable law.

The Company intends to use the net proceeds from the sale of the Series A Preferred Stock to fund the redemption of its $10,315,000 in aggregate principal amount of 10.5% Fixed Rate Junior Subordinated Notes due September 26, 2038, issued in connection with its trust preferred securities (which also qualified as Tier 1 capital) in the first quarter of 2022, and for general corporate purposes.

This description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Placement Agent

Keefe, Bruyette & Woods, Inc. acted as exclusive placement agent in connection with the Company’s offers and sales of the Subordinated Notes and Series A Preferred Stock described above.

Authorization of Share Repurchase Program

Effective March 4, 2022, the Board of Directors of the Company authorized the repurchase by the Company of shares of Common Stock with a maximum aggregate purchase price of $5.0 million, in such quantities, at such prices and on such other terms and conditions as the Company’s Chief Executive Officer or Chief Financial Officer determine in their discretion to be in the best interests of the Company and its shareholders, any time from the effective date through March 4, 2023 (the “Repurchase Program”).  The Board of Directors further authorized certain officers of the Company, in their discretion, to enter into a Rule 10b5-1 trading plan to allow the Company to effectuate repurchases under the Repurchase Program at such times as the Company and its directors and officers are or may be deemed to be in possession of material, non-public information, provided that such officers may enter into a Rule 10b5-1 trading plan only at such time as the Company and its directors and officers are not actually in possession of material, non-public information.

Filing of Shelf Registration Statement on Form S-3

On March 4, 2022, the Company filed with the Securities and Exchange Commission a universal shelf registration statement on Form S-3 (the “Shelf Registration Statement”).  When effective, the Shelf Registration Statement will enable the Company to offer and sell, from time to time, in one or more offerings, together or separately, shares of its common or preferred stock, debt securities, warrants, subscription rights, units or depositary share, any combination of such securities, with an aggregate offering price not to exceed $75,000,000.  The Shelf Registration Statement is intended to replace the Company’s previous universal shelf registration statement on Form S-3, which expired in November of 2020.  The Company has no current intention to offer or sell securities under the Shelf Registration Statement.

Press Release

On March 4, 2022, the Company issued a press release announcing the events described herein.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to future events and financial performance.  Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments.  Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made.  Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements.  Such statements are subject to risks and uncertainties, including among other things:  (i) adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, supply chain issues, labor shortages, and the adverse effects of the COVID-19 pandemic on the global, national, and local economy, which may affect the Company’s credit quality, revenue, and business operations.; (ii) competitive pressures among depository and other financial institutions nationally and in our markets; (iii) increases in defaults by borrowers and other delinquencies; (iv) management’s ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems; (v) fluctuations in interest rates and market prices; (vi) changes in legislative or regulatory requirements applicable to the Company and its subsidiaries; (vii) changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (viii) fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities, or (ix) failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.  For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1Articles of Amendment dated March 2, 2022 to the Company’s Amended and Restated Articles of Incorporation

4.1Form of 3.50% Fixed-to-Floating Rate Subordinated Note

99.1Press Release dated March 4, 2022

104Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 4, 2022FIRST BUSINESS FINANCIAL SERVICES, INC.

By:   /s/ Edward G. Sloane, Jr.

Edward G. Sloane, Jr.

Chief Financial Officer